December 27, 2012

American Beacon Funds
4151 Amon Carter Boulevard, MD 2450
Fort Worth, TX 76155

Ladies and Gentlemen:

We have acted as counsel to American Beacon Funds, a Massachusetts business trust (the “Trust”), in connection with Post-Effective Amendment No. 151 (the “Post-Effective Amendment”) to the Trust's Registration Statement on Form N-1A (File Nos. 033-11387; 811-4984) (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 27, 2012, registering an indefinite number of shares of beneficial interest in the series of the Trust and classes thereof listed on Schedule A attached hereto (the “Shares”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion letter is being delivered at your request in accordance with the requirements of paragraph 29 of Schedule A of the Securities Act and Item 28(i) of Form N-1A under the Securities Act and the Investment Company Act of 1940, as amended (the “Investment Company Act”).

For purposes of this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the prospectus and statement of additional information (collectively, the “Prospectus”) filed as part of the Post-Effective Amendment;

(ii)	the declaration of trust and bylaws of the Trust in effect on the date of this opinion letter; and

(iii)
the resolutions adopted by the trustees of the Trust relating to the Post-Effective Amendment, the establishment and designation of the Shares of each series and the authorization for issuance and sale of the Shares.

We also have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have relied on a certificate of an officer of the Trust. We have not independently established any of the facts on which we have so relied.

For purposes of this opinion letter, we have assumed the accuracy and completeness of each document submitted to us, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified, conformed, or photostatic copies thereof, and the

American Beacon Funds
December 27, 2012

due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof. We have further assumed the legal capacity of natural persons, that persons identified to us as officers of the Trust are actually serving in such capacity, and that the representations of officers of the Trust are correct as to matters of fact.  We have not verified any of those assumptions.

The opinions, as set forth herein, are based on the facts in existence and the laws in effect on the date hereof and are limited to the laws of the Commonwealth of Massachusetts and the provisions of the Investment Company Act that, in our experience, are applicable to equity securities issued by registered open-end investment companies.  We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of any other laws.

Based upon and subject to the foregoing, we are of the opinion that (1) the Shares to be issued pursuant to the Post-Effective Amendment, when issued and paid for by the purchasers upon the terms described in the Post-Effective Amendment and the Prospectus, will be validly issued, and (2) purchasers of Shares will have no obligation to make further payments for their purchase of Shares or contributions to the Trust or its creditors solely by reason of their ownership of Shares.  In this regard, however, we note that the Trust is a Massachusetts business trust and, under certain circumstances, shareholders of a Massachusetts business trust could be held personally liable for the obligations of the trust.

This opinion is rendered solely in connection with the filing of the Post-Effective Amendment and supersedes any previous opinions of this firm in connection with the issuance of Shares.  We hereby consent to the filing of this opinion with the Commission in connection with the Post-Effective Amendment.  In giving this consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term “expert” as used in Section 11 of the Securities Act or the rules and regulations promulgated thereunder by the Commission, nor do we admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ K&L Gates LLP

SCHEDULE A

A Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund
American Beacon Flexible Bond Fund
American Beacon The London Company Income Equity Fund
American Beacon SiM High Yield Opportunities Fund

C Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund
American Beacon Flexible Bond Fund
American Beacon The London Company Income Equity Fund
American Beacon SiM High Yield Opportunities Fund

Institutional Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund
American Beacon Flexible Bond Fund
American Beacon The London Company Income Equity Fund
American Beacon SiM High Yield Opportunities Fund

Y Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund
American Beacon Flexible Bond Fund
American Beacon The London Company Income Equity Fund
American Beacon SiM High Yield Opportunities Fund

Investor Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund
American Beacon Flexible Bond Fund
American Beacon The London Company Income Equity Fund
American Beacon SiM High Yield Opportunities Fund

Retirement Class shares
American Beacon Zebra Small Cap Equity Fund
American Beacon Zebra Global Equity Fund